UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2008

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 31, 2008, The Finish Line, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Gary D. Cohen, the Company’s Executive Vice President, General Counsel and Secretary.

Mr. Cohen has been a Named Executive Officer of the Company, and detailed information about his employment terms, including annual base compensation, annual performance based incentive compensation, performance criteria, long term bonus programs and similar compensation programs, is included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 17, 2008, in the section entitled “Executive Compensation -- Compensation Discussion and Analysis.”

The Summary below will provide a brief description of the terms and conditions of the Amended and Restated Employment Agreement.

Summary of Key Provisions of the
Amended and Restated Employment Agreement

Term
The term of the Amended and Restated Employment Agreement has remained the same and will expire on October 30, 2009. The term continues to be subject to automatic renewal for additional 1-year periods unless the Company or the executive gives notice of non-renewal, but the notice period has been increased to 180 days from 90 days.

Base Salary and Benefits
Mr. Cohen’s base salary will be $318,000. He will continue to be eligible to participate in the annual and long-term incentive bonus compensation programs and employee benefit plans available to other executives.

Rights Upon Non-Renewal of Employment Agreement, Coupled with Termination (not due to “cause”)
Under the prior agreement, the executive was not entitled to any income protection in this event. Under the Amended and Restated Employment Agreement, the executive will be entitled to the following severance benefits: (i) base salary for one year; (ii) health insurance for one year; and (iii) the current year bonus based on days of service during the year and actual performance for the year.

Rights Upon Termination by the Company for “Cause” or by the executive without “Good Reason”
The executive’s monetary rights and benefits in this event do not change. However, the Amended and Restated Employment Agreement made the following changes or clarifications: (i) the executive will have 35 days after notice to attempt to cure any cause, instead of 15 days; (ii) whether cause has occurred will be determined by a majority of the Board of Directors, instead of by the Company; (iii) embezzlement and theft are confirmed as constituting conduct that causes demonstrable harm to the Company, and are thereby a basis for cause; and (iv) any failure to perform material duties must continue for 30 days (instead of an undefined period) in order to support a finding of cause.

Rights Upon Termination by the Company without “Cause” or by the executive with “Good Reason” (not during the 30 days before or 2 years after a change in control)
A “good reason” for an executive to terminate employment continues to include (i) a reduction in base salary or bonus opportunities that does not affect all executives; (ii) a transfer out of the geographic area; and (iii) a substantial reduction in authority, duties or responsibilities, or the imposition of duties and responsibilities inconsistent with the executive’s position, if these developments occur during the 30 days before or 2 years after a change in control.  The Amended and Restated Employment Agreement adds the occurrence of a material breach by the Company as another “good reason,” and also adds rights for the Company to receive notice of an executive’s “good reason” to terminate and be given an opportunity to cure the problem.

The Amended and Restated Employment Agreement also increases the financial rights and benefits of the executive in the event of a termination without cause or a resignation for good reason.  Specifically, the executive continues to be entitled to receive an amount equal to the Base Salary, plus one year of continued health coverage. However, the possible bonus payment in this event has been enhanced to be the greater of (i) prorated long-term and annual bonus based on actual employment, or (ii) average annual bonus actually paid to the executive for the 3-year period prior to the termination of employment.

Rights Upon Termination by the Company without “Cause” or by the executive with “Good Reason” (during the 30 days before or 2 years after a change in control)
In the event of a termination without cause or a resignation with good reason  relating to a change in control, the executive will continue to receive the same rights and benefits previously disclosed, including a payment equal to 2.5 times the sum of (i) Base Salary, plus (ii) target annual bonus for the termination year, plus (iii) the value of any other bonus the executive could have earned during the termination year, and also including health coverage for 2 years.

Definition of Change in Control
Under the prior agreement, a change in control would not be deemed to have occurred if one of the Founders of the Company (Alan Cohen, David Klapper or Larry Sablosky) continued to be the CEO for a period of time or the group of Founders continued to own a majority of the voting power.  This exception to the definition of a change in control was eliminated.

Parachute Taxes
In the event the executive will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive will continue to be entitled to receive additional payments from the Company.

Non-Competition Provisions
The executive continues to be bound to observe certain non-competition covenants for 12 months following (i) termination without cause or resignation for good reason prior to a change in control, or (ii) resignation without good reason following a change in control.  The restrictive period following a termination without cause or a resignation for good reason after a change in control has been reduced from 30 months to 24 months.  Also, the ability of the Company to impose a 6-month restrictive period on any employee to whom the Company pays salary and health coverage severance benefits during the restricted period has been eliminated.  In addition, the restricted activity during any restrictive period has been redefined to more accurately reflect the business of the Company and current law. The executive has to be engaged in a “competitive capacity” in a competitive business; a competitive business is any business that competes with the Company’s athletic specialty and/or sporting goods retail industry business.

Section 409A	The Amended and Restated Employment Agreement includes revisions to insure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

At the time the Company entered into the Amended and Restated Employment Agreement with Mr. Cohen, the Company also entered into similar agreements with four other executive officers.

The foregoing Summary of the Amended and Restated Employment Agreement is qualified in its entirety by the full text of the Amended and Restated Employment Agreement of Gary D. Cohen, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit

Exhibit 10.1	Amended and Restated Employment Agreement of Gary D. Cohen, dated as of December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: December 31, 2008	By:	/s/ Beau J. Swenson
Beau J. Swenson, Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Location

Exhibit 10.1	Amended and Restated Employment Agreement of Gary D. Cohen, dated as of December 31, 2008	Attached